TWIN DISC, INC

Investor Presentation



DISCLOSURES

TWIN DISC

Safe Harbor Statement
This presentation contains statements that are forward-looking within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's current expectations that are based on assumptions that are subject to risks and uncertainties. Actual results may vary because of variations between these assumptions and actual performance. Investors are referred to Twin Disc's fiscal year 2025 Annual Report and Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information," which outlines certain risks regarding the Company's forward-looking statements. Copies of the Company's SEC filings may be obtained from the SEC, and are available on Twin Disc's web site (www.twindisc.com), or by request from the Investor Relations department at the Company.

Non-GAAP Financial Disclosures
Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this presentation are not measures that are defined in U.S. Generally Accepted Accounting Principles ("GAAP"). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company's business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions
Organic net sales is defined as net sales excluding the recent acquisition of Kobelt while adjusting for the effects of foreign currency exchange.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation and amortization expenses.

Net debt is calculated as total debt less cash.

Leverage Ratio is calculated as net debt divided by the sum of EBITDA over the last twelve months.

Free cash flow is calculated as net cash provided (used) by operating activities less acquisition of fixed assets.

INVESTMENT HIGHLIGHTS

- A leader in global power transmission technology with an increasingly diversified IP-protected portfolio
- Well-positioned to benefit from tailwinds in defense markets and hybrid transmissions supported by robust backlog
- Margin enhancement and operational initiatives driving favorable financial results
- Track record of successfully integrating acquisitions
- Strong cash flow generation and balance sheet to support growth

SECOND QUARTER HIGHLIGHTS

Strategic

- Sales growth supported by execution across diversified global portfolio and enhanced market reach from acquisitions
- Sequential margin improvements from successfully streamlined operations
- Defense orders sustaining tailwinds across segments
- Healthy demand with a record six-month backlog supporting future growth

Financial

- Q2 sales +30 bps vs. YA to $90.2 million
  - Organic sales -7.9% vs. YA
- EBITDA of $4.7 million, down 25.0% vs. YA, including higher expenses and tariff-related impacts
- Generated positive Operating Cash Flow of $4.6 million and Free Cash Flow of $1.2 million during the quarter
- Robust six-month backlog of $175.3 million higher sequentially and supported by healthy ongoing demand

CAPTURING ROBUST DEFENSE MARKET DEMAND WITH RUNWAY FOR GROWTH

TWIN DISC

Robust Defense Activity

+13%

YoY Increase in 2026 US Defense Spending (1)

+150%

YoY Increase in NATO Defense Spend Target as percentage of GDP (2) (3)

Sources: 1) U.S. Department of Defense, FY2026 Defense Budget Briefing; 2) NATO, "Funding NATO"; 3) Atlantic Council, "Who's at 2 Percent?";

TWIN Well Positioned

Select Defense Products



Marine Transmissions, Controls & Steering Systems



Propulsions Systems



Transmissions, Gearboxes, and Transfer Cases

Major Geographies

- North America
- Europe
- Asia Pacific

Select Defense End Users

U.S. ARMY

Delivering Results

~15% Defense as a percentage of Total Backlog

+18% Q2 Sequential Increase of Defense Total Backlog*

$50-75M Defense Related Pipeline

Note: Total Backlog figures are reflective of greater than six-month period. Defense spend represents management estimates.

MARINE & PROPULSION SYSTEMS

- Sales flat vs. YA
- Continued strength in workboats, government contracts, and Veth's ELITE thruster products
  - Softness in Asia Pacific commercial marine
- Sustained demand for higher-content solutions, including hybrid propulsion, advanced maneuvering, and integrated systems
- Growing traction for unmanned U.S. Navy vessels
- Aftermarket softness late in the quarter driven by customer timing and year-end dynamics, with early signs of improving activity in the subsequent period





LAND-BASED TRANSMISSIONS





- Sales decreased by 8.1% vs. YA, primarily driven by shipment delays to ARFF customers
- Customer behavior cautious in North America; rebuilds and refurbishments continue to outpace new equipment purchases
- Early signs of improvement internationally, including significant transmissions order in China
- Continued progress on next-generation electrified and hybrid solutions supporting longer-term fleet upgrade opportunities

INDUSTRIAL

TWIN DISC

- Sales increased by 22.0% vs. YA, largely due to the acquisition of Kobelt
- Steady sequential recovery in demand and order trends with growth in customer activity
- Expanded use of Katsa capabilities to support higher-content, differentiated solutions across industrial end markets
- Focused on mix enhancement and product differentiation





CONTINUED BACKLOG GROWTH

TWIN DISC

BACKLOG AND INVENTORY % OF BACKLOG



$124.0
$133.7
$150.5
$163.3
$175.3
103%
103%
101%
97%
93%
2QF25
3QF25
4QF25
1QF26
2QF26
Backlog ($MM)
Inventory (% Backlog)

- Healthy 6-month backlog higher sequentially and on a year-over-year basis
  - Growth in backlog led by propulsion and defense applications, with sustained demand across other product groups
  - Positive FX impact of $0.7 million from prior quarter

Note: Backlog figures are reflective of a six-month period. The six-month order backlog is considered more representative of operating conditions than total backlog.

LONG-TERM STRATEGY

- Leading Hybrid/Electric solution provider for niche marine and land-based applications
- Continued expansion of acquisitions to reach new markets and geographies
- Rationalize global footprint for efficiency and customer response
- Increased focus on controls and system integration rather than individual components
- M&A priorities: Industrial and Marine Technology (Hybrid focus)

2030 FY Targets

- $500M Revenue
- 30% Gross Margins
- >60% FCF Conversion

FINANCIAL OVERVIEW

TWIN DISC

FINANCIAL PERFORMANCE

SALES
($ in millions)



$89.9
$90.2
2QF25
2QF26

- Continued healthy demand across global markets
- Contribution from acquisitions and operational execution driving performance and sales growth

EARNINGS PER SHARE



$1.55
$0.07
2QF25
2QF26

- EPS improvement attributable to an income tax benefit of $21.8 million primarily due to the reversal of the domestic valuation allowance, accounting for $1.58 per diluted share

SALES DIVERSITY

SALES BY PRODUCT GROUP

($ in millions)


$4.8
$9.5
$19.0
$56.7
$4.5
$11.5
$17.5
$56.7
2QF25
2QF26
Marine & Propulsion Systems
Land-Based Transmissions
Industrial
Other

Sales growth driven by strength within Marine and Propulsion Systems and Industrials:

- Consistent market demand
- Geographic expansion
- Recovery in Industrials sales supported by acquisitions

SALES MIX BY GEOGRAPHY


10%
23%
41%
26%
10%
17%
45%
28%
2QF25
2QF26
North America
Europe
Asia Pacific
Other

- Increased proportion of sales in North American and European markets with strong Veth demand in the region

STRONG BALANCE SHEET

BALANCE SHEET
($ in millions)


$44.5
$24.9
$29.6
$15.9
$14.9
$9.0
Total Debt
Cash
Net Debt
2QF25
2QF26

LTM EBITDA
($ in millions)


$26.8
$22.0
2QF25
2QF26

NET LEVERAGE RATIO


1.3x
0.3x
2QF25
2QF26

- Increase primarily due to acquisition of Kobelt

MARGINS & NEAR-TERM EXPECTATIONS

SECOND QUARTER TWIN DISC GROSS MARGIN



24.1%
24.8%
2QF25
2QF26

SECOND QUARTER GROSS MARGIN DRIVERS

- Gross margin increased by 70 basis points vs. YA, largely due to the absence of inventory-related charges recorded last year
- Benefits of incremental volume and successful margin improvement initiatives

INFLATION & SUPPLY CHAIN EXPECTATIONS

- Monitoring evolving tariff landscape and reviewing global manufacturing strategy accordingly
- Tariff impact expected ~1-3% of COGS in upcoming quarter, improving in 2H driven by more favorable mix

CAPITAL ALLOCATION FRAMEWORK

- Debt Reduction
- Return Capital to Shareholders (Dividends)
- Organic Growth Investments
- Bolt-On & Transformational Acquisitions
- Return Capital to Shareholders (Share Repurchases)

Focus Areas	▪ Research & Development ▪ Geographic diversification / expansion ▪ Marketing
Strategic Fit	▪ Diversification away from Oil & Gas ▪ Acquisition logic immediately evident
Financial Fit	▪ Clear value creation potential ▪ Consistent business performance ▪ Internal Rate of Return > WACC
Other Considerations	▪ Platform for transformative expansion ▪ Can enhance network and capabilities

KEY TAKEAWAYS

- Navigated challenging operating environment with resilient demand across diversified portfolio supporting record backlog levels and solid 2H visibility
- Tariff-related impacts elevated during the quarter, influencing shipment timing and margins, with mitigation actions underway and exposure expected to moderate over time
- Defense momentum continues to build, with expanding participation across multiple programs, platforms, and geographies supporting durable long-term growth
- Margins improved year over year, benefiting from the absence of prior-year inventory-related charges, despite near-term pressure from unfavorable mix and tariff-related dynamics
- Continued focus on operational execution, tariff mitigation, and disciplined capital allocation to convert backlog into revenue and cash as conditions normalize

Q&A

Fiscal 2026 Second Quarter Earnings Call

APPENDIX



RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

TWIN DISC

RECONCILIATION OF REPORTED NET SALES TO ORGANIC NET SALES
(In thousands; unaudited)

	2Q26	2Q25
Net Sales	$90,180	$89,921
Less: Acquisition[1]	(3,191)	-
Less: Foreign Currency Impact	(4,149)	-
Organic Net Sales	**$82,839**	**$89,921**

[1] Accounts for sales contributed by the acquisition of Kobelt

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

RECONCILIATION OF TOTAL DEBT TO NET DEBT TO EBITDA LEVERAGE RATIO CALCULATION
(In thousands; unaudited)

	December 26, 2025	December 27, 2024
Current maturities of long-term debt	$3,000	$2,000
Long-term debt	41,515	22,873
Total debt	$44,515	$24,873
Less cash	14,889	15,906
Net debt	$29,626	$8,967
LTM EBITDA	21,981	26,759
Net Leverage Ratio	1.3x	0.3x

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

TWIN DISC

RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA

(In thousands; unaudited)

	2Q26	1Q26	FY25	4Q25	3QF25	2QF25
Net Income (loss) attributable to Twin Disc	$22,371	($518)	($1,894)	$1,424	($1,472)	$919
Interest expense	772	800	2,646	855	660	495
Income tax expense	(21,780)	983	3,368	47	1,142	1,552
Depreciation and amortization	3,336	3,464	14,899	4,705	3,659	3,296
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$4,699	$4,729	$19,019	$7,031	$3,989	$6,262

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

TWIN DISC

RECONCILIATION OF NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands; unaudited)

	For the Quarter Ended	
	December 26, 2025	December 27, 2024
Net cash provided (used) by operating activities	$4,555	$8,658
Acquisition of property, plant, and equipment	(3,320)	(2,780)
Free cash flow	$1,235	$5,878